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                                                                   EXHIBIT 12.1



                       HEALTH MANAGEMENT ASSOCIATES, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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
                                                                                                    Nine Months
                                                                                                      Ended
                                                                    Year Ended September 30,         June 30,
                                                             1993    1994    1995     1996     1997    1998
Earnings:                                                   56,439  81,730  104,249  138,411  178,309 171,176
    Income before income taxes
Fixed charges, excluding capitalized
    interest--see below                                      9,482  10,777   11,922   12,385   12,630  11,803
                                                          ---------------------------------------------------
    Earnings                                                65,921  92,507  116,171  150,796  190,939 182,979
                                                          ===================================================
Fixed charges:
    Interest expense                                         4,814   4,297    3,621    3,515    3,712   3,315
    Interest income netted against
     interest expense                                        1,360   2,708    4,082    3,508    2,437   1,979
    Interest factor included in rent expense                 3,308   3,772    4,219    5,362    6,481   6,509
                                                          ---------------------------------------------------
    Fixed charges, excluding
     capitalized interest                                    9,482  10,777   11,922   12,385   12,630  11,803
    Interest capitalized                                         0       0        0        0      500     500
                                                          ---------------------------------------------------
    Fixed charges                                            9,482  10,777   11,922   12,385   13,130  12,303
                                                          ===================================================
Ratio of earnings to fixed charges                             7.0     8.6      9.7     12.2     14.5    14.9
                                                          ===================================================
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